UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 13, 2006

LABOR READY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2006, the Board of Directors of Labor Ready, Inc. (the “Company”), approved a change in the Company’s fiscal year from one ending on the Friday closest to December 31 to the last Friday in December.  The purpose for the change is to improve comparability of fiscal years.  As a result of this change, New Year’s Day (the “Holiday”) will occur only once in each fiscal year, whereas under the prior policy the Holiday periodically fell twice in the same fiscal year.  Under the Company’s new fiscal year policy, the Company will have a 53-week fiscal year in 2010 compared to the prior policy that produced a 53-week fiscal year in 2008.  The year end for fiscal year 2006, which is December 29, 2006, is identical under the new and prior fiscal year policies.  Accordingly, since there is no change to the end of the Company’s fiscal year for 2006, there will be no transition period and no transition report is required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: December 18, 2006	By:	/s/ Derrek Gafford
Derrek Gafford
Chief Financial Officer